Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Hippo Holdings Inc. 2021 Incentive Award Plan, and Hippo Holdings Inc. 2021 Employee Stock Purchase Plan of our report dated March 6, 2024, with respect to the consolidated financial statements of Hippo Holdings Inc included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

San Francisco, California
March 28, 2024